SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


     Date of Report (date of earliest event reported): November 26, 1997


                             BASIN EXPLORATION, INC.
               (Exact Name of Registrant as Specified in Charter)


              Delaware                 0-20125               84-1143307
    (State or Other Jurisdiction     (Commission          (I.R.S. Employer
          of Incorporation)         File Number)         Identification No.)


          370 Seventeenth Street, Suite 3400, Denver, Colorado 80202 (Address of principal executive offices, zip code)


      Registrant's telephone number, including area code:  (303) 685-8000


                                 Not Applicable
          Former Name or Former Address if Changed Since Last Report


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

Basin Exploration, Inc. completed its acquisition of certain assets of Midcon Offshore, Inc. on November 26, 1997 from Midcon's chapter 11 trustee, for a purchase price of approximately $31.3 million. Basin was high bidder at a bankruptcy court proceeding conducted to sell the assets.

The principal assets acquired were interests in four productive offshore oil and gas properties, including a 33% working interest in High Island Block A-568, a 52% working interest in Vermilion Blocks 329/338, a 100% working interest in East Cameron Block 220, and a 100% working interest (reduced to 25% below certain depths) in West Cameron Blocks 45/56. Basin will operate all of these properties except High Island Block A-568, which is operated by Samedan Oil Corporation.

The company estimates that, as of the September 1, 1997 effective date, net proved oil and gas reserves attributable to the acquired interests total approximately 30 billion cubic feet of natural gas equivalent, over 85% of which is gas. The company has also identified additional reserves potential related to future planned drilling and recompletion activities, including six currently identified prospective well locations. Approximately $5 million of the purchase price has been attributed to these prospective locations and other non-proved reserves potential.

Closing proceeds for acquisition of the Midcon assets were held in escrow pending Minerals Management Service approval of assignments of the property interests to Basin and removal of liens and encumbrances. These conditions were satisfied and proceeds were released from escrow and assignments delivered to the company. Among the liens and encumbrances that were released was a volumetric production payment that previously burdened Midcon's interests in the acquired properties.

As a result of the company's previously announced, recently-completed sale of
2.875 million shares of common stock, through which it raised net proceeds of approximately $50 million, the company was able to fund the acquisition of the Midcon assets in part with approximately $23 million of cash equivalents on hand. The remainder of the purchase price, approximately $8 million, was funded through a draw-down on the company's otherwise fully-available $45 million line of credit with Nations Bank, Colorado National Bank and Union Bank.





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The statements in this report regarding projected production performance, financial results, and expected drilling and development activities are "forward-looking statements" within the meaning of the federal security laws. Such statements are inherently uncertain, and actual results and activities may differ materially from those estimated or projected. Certain factors that can affect the company's ability to achieve projected results are described in the company's prospectus dated October 2, 1997 and prospectus supplement dated October 24, 1997 filed with the Securities and Exchange Commission and the company's periodic reports filed pursuant to the Securities Exchange Act of 1934. Such factors include, among others, uncertainties inherent in cash flow and reserve estimations especially for estimates of non-proved and undeveloped reserves, uncertain reliability of short-term test data, operational risks inherent in the offshore environment with corresponding exposure to delays and significant cost overruns, the highly competitive nature of activity offshore with corresponding shortages of equipment and personnel, the risks of exploratory drilling, and the uncertain cost and pricing environment in the oil and gas industry. The company has no obligation to update the statements contained in this report or to take action that is described herein or otherwise presently planned.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      The financial statements are not included in this initial report but will be filed no later than February 9, 1998.

(b) PRO FORMA FINANCIAL INFORMATION.

      Pro forma financial information is not included in this initial report but will be filed no later than February 9, 1998.

(c)   EXHIBITS.

     10.1 Order of the United States Bankruptcy Court for the Southern District of Texas Corpus Christi Division, dated November 18, 1997, with exhibits, including the Agreement of Purchase and Sale.

     99.1 Press Release, dated December 8, 1997.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BASIN EXPLORATION, INC.
                                          (Registrant)


Date:  December 10, 1997               By: /S/ HOWARD L. BOIGON, ESQ.
                                          ---------------------------
                                          Howard L. Boigon
                                          Vice President, General Counsel and
                                          Secretary





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                                  EXHIBIT INDEX

10.1 Order of the United States Bankruptcy Court for the Southern District of Texas Corpus Christi Division, dated November 18, 1997, with exhibits, including the Agreement of Purchase and Sale.

99.1 Press Release, dated December 8, 1997.



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